UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-09025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 8, 2007, Vista Gold Corp. (the “Company”), Allied Nevada Gold Corp. (“Allied Nevada”) and Carl and Janet Pescio (the “Pescios”) entered into an Amendment to Arrangement and Merger Agreement (the “Amendment”), amending the previously disclosed Arrangement and Merger Agreement, dated September 22, 2006, as amended, by and among the parties (the “Arrangement Agreement”).  Pursuant to the Amendment, the Company and the Pescios agreed to contribute additional unpatented mining claims to Allied Nevada, as reflected on Schedules B and C, respectively, to the Arrangement Agreement.

As of the date of the Amendment, Allied Nevada was a wholly-owned subsidiary of the Company.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On May 10, 2007, the closing of the previously announced plan of arrangement involving the Company, Allied Nevada and the Pescios (the “Arrangement”) pursuant to the Arrangement Agreement occurred, resulting in, among other things, the transfer by the Company of its Nevada-based mining properties and related assets (the “Vista Nevada Assets”) to Allied Nevada, as summarized below.

Pursuant to the Arrangement, the Company transferred ownership of the Vista Nevada Assets and $25 million in cash to Allied Nevada, in return for 26,933,055 shares of the Common Stock, $0.001 par value per share, of Allied Nevada (the “Allied Nevada Shares”). Also as part of the Arrangement, the Pescios transferred their interests in certain Nevada-based mining properties and related assets (the “Pescio Nevada Assets”) to Allied Nevada in exchange for 12,000,000 Allied Nevada Shares and $15 million in cash.  Of the $25 million in cash paid by the Company to Allied Nevada, $15 million was paid to the Pescios as described in the preceding sentence.  The remaining $10 million, less costs and expenses or any amounts required to pay amounts owing to the Company, will be used by Allied Nevada to fund exploration and development projects and ongoing commitments.

Concurrently with the these transfers, the Company’s shareholders exchanged each of their Vista common shares for, subject to applicable withholding taxes (a) one of a newly created class of Vista common shares (the “Vista New Shares”), (b) 0.794 of an Allied Nevada Share and (c) any payment they are entitled to receive in lieu of a fractional share of Allied Nevada.  An aggregate of 32,067,969 Vista New Shares and 25,403,207 Allied Nevada Shares were received by Company shareholders in the foregoing exchange.

In addition, holders of options to acquire Vista common shares exchanged their Vista options for options to acquire Allied Nevada Shares and options to acquire Vista New Shares.  Holders of warrants of Vista will have their warrants adjusted in accordance with the terms of the warrants. Under the terms of the Arrangement Agreement, the numbers and exercise prices of the options to acquire Allied Nevada Shares and options to acquire Vista New Shares to be exchanged in connection with the Arrangement, will be determined pursuant to the Arrangement.

Summary information concerning the Vista Nevada Assets is provided below.  More detailed information can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on October 20, 2006.

The Vista Nevada Assets consist of six mineral projects, all of which are located in Nevada, including the Hycroft mine, the Wildcat, Maverick Springs, Mountain View, Hasbrouck and Three Hills projects and properties held through F.W. Lewis, Inc.

Prior to completion of the Arrangement, Allied Nevada was a wholly-owned subsidiary of the Company.  The consideration provided by Allied Nevada to the Company and to the Pescios in connection with the Arrangement was determined as the result of arm’s-length negotiations conducted among representatives of the Company, Allied Nevada and the Pescios.  The principal determinations were made in negotiations between Michael Richings, President and Chief Executive Officer of the Company and Carl Pescio, both of whom have years of experience in the mining industry and considerable knowledge about Nevada mining properties.  Factors considered in these determinations included information as to property location, deposit type and stage of development, as well as market valuation estimates including current estimates for the Vista Nevada Assets based on the Company’s market capitalization and the parties’ own estimates of market valuation of Allied Nevada as constituted after completion of the Arrangement.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosures included in Item 2.01 are incorporated into this Item 3.02 by reference.

The exchanges by the Company, pursuant to the Arrangement, of Vista New Shares and Allied Nevada Shares for the Vista common shares held by the Company’s shareholders, as well as applicable option exchanges, were made in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided under Section 3(a)(10) of the Securities Act.

Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval.  The Supreme Court of the Yukon Territory, an authorized court, approved the Arrangement via final order dated November 29, 2006.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures included in Item 2.01 are incorporated into this Item 5.03 by reference.

Effective May 10, 2007, upon completion of the Arrangement, the Company amended its Articles of Continuance by filing the Articles of Arrangement with the Registrar of Corporations of the Yukon Territory, in order to set out the rights and preferences of the Vista New Shares issued to Company shareholders pursuant to the Arrangement. as follows:

“The Arrangement shall take effect in accordance with the Plan of Arrangement, a copy of which is attached hereto as Schedule 1.  The Articles of Continuance of Vista Gold Corp. are amended in accordance with the attached Plan of Arrangement.”

The foregoing amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01                                             Other Events.

On May 10, 2007, the Company and Allied Nevada issued a joint press release announcing the completion of the Arrangement, as more fully described in Item 2.01, above.  The press release is furnished as Exhibit 99.1 and is attached hereto.

On May 10, 2007, the Company and Allied Nevada issued a joint press release announcing the commencement of trading of the Vista New Shares and the Allied Nevada Shares on the Toronto Stock Exchange and the American Stock Exchange, following completion of the Arrangement.  The press release is furnished as Exhibit 99.2 and is attached hereto.

Item 9.01                                             Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information

To be filed, if applicable, under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)                                 Exhibits.

Exhibit 3.1	Articles of Arrangement of Vista Gold Corp., dated May 10, 2007

Exhibit 10.1	Amendment to Arrangement and Merger Agreement by and among Vista Gold Corp., Allied Nevada Gold Corp., Carl Pescio and Janet Pescio, dated May 8, 2007

Exhibit 99.1	Joint Press Release of Vista Gold Corp. and Allied Nevada Gold Corp., dated May 10, 2007

Exhibit 99.2	Joint Press Release of Vista Gold Corp. and Allied Nevada Gold Corp., dated May 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: May 16, 2007